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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our reports dated March 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of New Valley Corporation. We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

Miami, Florida
April 12, 1999